UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 10, 2015

A10 NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36343	20-1446869
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 West Plumeria Drive

San Jose, CA 95134

(Address of principal executive offices, including zip code)

(408) 325-8668

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

On June 10, 2015, A10 Networks, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). The stockholders voted on the following proposals at the Annual Meeting:

1.	To elect one Class I director to serve until the Company’s 2018 annual meeting of stockholders and until his or her successor is duly elected and qualified;

2.	To approve a stock option exchange program for the Company’s employees (excluding the Company’s executive officers and directors);

3.	To approve the Company’s Amended and Restated 2014 Equity Incentive Plan; and

4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

For more information about the foregoing proposals, see the Company’s proxy statement, filed with the Securities and Exchange Commission on April 27, 2015.

The voting results for each of the proposals are as follows:

1. Election of Directors

Nominee	For	Against	Abstained	Broker Non-votes
Phillip J. Salsbury	26,134,698	4,035,723	151,862	20,293,341

The director nominee was duly elected to serve as the Class I director until the 2018 annual meeting of stockholders and until his successor is duly elected and qualified, subject to earlier resignation or removal.

2. Approval of a Stock Option Exchange Program for Employees (excluding the Company’s executive officers and directors)

For	Against	Abstained	Broker Non-votes
28,001,847	2,309,075	11,361	20,293,341

The stockholders approved a stock option exchange program for employees (excluding the Company’s officers and directors).

3. Approval of the Amended and Restated 2014 Equity Incentive Plan

For	Against	Abstained	Broker Non-votes
22,409,985	6,248,150	1,664,148	20,293,341

The stockholders approved the Amended and Restated 2014 Equity Incentive Plan.

4. Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstained	Broker Non-votes
50,262,897	141,590	211,137	—

The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A10 NETWORKS, INC.

By:	/s/ Lee Chen
Lee Chen
Chief Executive Officer

Date: June 12, 2015